EXHIBIT 10.36
                              SETTLEMENT AGREEMENT

     THIS SETTLEMENT AGREEMENT ("Agreement") is made this 22nd day of November, 1994, by and among the PENSION BENEFIT GUARANTY CORPORATION ("PBGC"), INTELOGIC TRACE, INC. ("Debtor"), and INTELOGIC TRACE SYSTEMS GROUP, INC., INTELOGIC TRACE CANADA, INC., ITTG, INC., TLA, INC., and INTELOGIC TRACE MARION GROUP OF PUERTO RICO, INC. (collectively, the "Subsidiaries").

WITNESSETH:

     WHEREAS, the PBGC is a wholly-owned United States government corporation established to administer and enforce the pension plan termination insurance program created under Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA"), AS AMENDED, 29 U.S.C. ss.ss. 1301-1461 (1988 and Supp. V 1993);
and

     WHEREAS, the Debtor is a corporation organized under the laws of the state of New York with its principal place of business in San Antonio, Texas; and

     WHEREAS, the Debtor is the contributing sponsor of the Intelogic Trace, Inc. Retirement Income Plan ("Pension Plan"), within the meaning of 29 U.S.C. ss. 1301 (a) (13) (B); and

     WHEREAS, the Debtor and the Subsidiaries are members of a controlled group within the meaning of 29 U.S.C. ss. 1301 (a) (14); and

     WHEREAS, the Pension Plan is a tax-qualified, defined

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benefit pension plan which is covered by Title IV of ERISA, 29 U.S.C. ss. 1321;
and

     WHEREAS, generally, the contributing sponsor of a pension plan that terminates under Title IV of ERISA and all members of its controlled group are jointly and severally liable for: (1) any unfunded benefit liabilities under the terminated plan, pursuant to 29 U.S.C. ss. 1362 (b); (2) and unpaid minimum funding contributions due to the plan, pursuant to 29 U.S.C. ss. 1362(c); and
(3) and unpaid premiums due to the PBGC, pursuant to 29 U.S.C. ss.ss. 1306-07;
and

     WHEREAS, on August 5, 1994, the Debtor filed a petition under Chapter 11 of the Bankruptcy Code and is currently operating its business as a debtor-in-possession; and

     WHEREAS, nonE of the Subsidiaries has filed a petition under Chapter 11 of the Bankruptcy Code; and

     WHEREAS, on September 30, 1994, the PBGC filed with the Bankruptcy Court the following three contingent claims against the Debtor in connection with the Pension Plan:

     (a) a claim for unfunded benefit liabilities of the Pension Plan, pursuant to 29 U.S.C. ss. 1362(b) ("Unfunded Benefit Liabilities Claim");

     (b) a claim for unpaid minimum funding contributions due to the Pension Plan, pursuant to 29 U.S.C. ss. 1362(c) ("Minimum Funding Contribution Claim"); and
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     (c) a claim for any unpaid premiums due to the PBGC, pursuant to 29 U.S.C.
ss. 1307 ("Premium Claim") (the Unfunded Benefit Liabilities Claim, the Minimum Funding Contribution Claim, and the Premium Claim are hereinafter collectively referred to as the "Claims"); and

     WHEREAS, the PBGC assets that the Debtor and the Subsidiaries are jointly and severally liable for all amounts included in the Claims; and

     WHEREAS, the PBGC asserts that portions of the Minimum Funding Contribution Claim, the Unfunded Benefit Liabilities Claim, and the Premium Claim are entitled to various priorities under 11 U.S.C. ss. 507(a); and

     WHEREAS, the Debtor and the Subsidiaries dispute the PBGC's assertions; and

     WHEREAS, on November 21, 1994, the PBGC determined that the Pension Plan must be terminated; and

     WHEREAS, the parties have agreed to settle their differences in order to avoid the risk, expense and delay of litigation,

     NOW THEREFORE, in consideration of these premises, the parties agree to the terms and condition set forth below.
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                                   AGREEMENT

     1. PBGC shall be allowed a general unsecured claim in the amount of approximately $3,391,150, which has been calculated in accordance with ERISA and regulations promulgated thereunder ("PBGC" Claim"). It is hereby agreed that the PBGC Claim shall be treated as a "Class 6 - Other Unsecured Claim" under the Modified First Amended Plan of Reorganization of Intelogic Trace, Inc. ("POR") and shall receive a pro rata distribution with other Class 6 creditors, and in addition, the PBGC shall receive an amount of New Preferred Stock equal to 20% of the New Preferred Stock that the PBGC would otherwise receive as a Class 6 creditor. The PBGC agrees that any payments to be made pursuant to the POR shall first be applied against any outstanding unpaid contributions due to the Pension Plan for the plan year ending July 31, 1994 and for the short plan year commencing on August 1, 1994 and ending on the effective date of the termination of the Pension Plan.

     2. At the discretion of the PBGC, the Subsidiaries shall assign and convey all of their assets, if any, to the PBGC on or before the effective date of the Modified First Amended Plan of Reorganization of Intelogic Trace, Inc. The Debtor and the Subsidiaries shall take all reasonable and necessary documents to carry out the intent of this paragraph, including, without limitation all actions reasonably necessary to permit the liquidation,

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collection, sale or other disposition of any assets of the Subsidiaries.

     3. The Debtor and the Subsidiaries shall provide PBGC with information concerning any assets of the Subsidiaries as PBGC may reasonably request. The Debtors and the Subsidiaries also shall permit PBGC and its designees, upon reasonable prior notice, to inspect, audit and make copies of and extracts from all books and records and other papers in the possession of the Debtor or the Subsidiaries pertaining to any assets of the Subsidiaries.

     4. This Agreement is conditioned on: (1) the Debtor's consent to termination of the Pension Plan under 29 U.S.C. ss. 1342, effective November 21, 1994, and (2) approval by the United States Bankruptcy Court for the Western District of Texas.

     5. This Agreement may be signed in any number of counterparts, each of which shall be original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized agents on the dates indicated below.

                                         INTELOGIC TRACE, INC.

Dated:  11/22/94                   /s/     MARK S. HELWEGE
                                   By:     Mark S. Helwege
                                   Title:  President

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                      INTELOGIC TRACE SYSTEMS GROUP, INC.

Dated:  11/22/94                   /s/     MARK S. HELWEGE
                                   By:     Mark S. Helwege
                                   Title:  President

                          INTELOGIC TRACE CANADA, INC.

Dated:  11/22/94                   /s/     MARK S. HELWEGE
                                   By:     Mark S. Helwege
                                   Title:  President

                                   ITTG, INC.

Dated:  11/22/94                   /s/     MARK S. HELWEGE
                                   By:     Mark S. Helwege
                                   Title:  President

                                   TLA, INC.

Dated:  11/22/94                   /s/     MARK S. HELWEGE
                                   By:     Mark S. Helwege
                                   Title:  President

                        INTELOGIC TRACE MARION GROUP OF
                               PUERTO RICO, INC.

Dated:  11/22/94                   /s/     MARK S. HELWEGE
                                   By:     Mark S. Helwege
                                   Title:  President

                      PENSION BENEFIT GUARANTY CORPORATION

Dated:  11/24/94                    /s/    JEFFREY B. COHEN
                                    By:    Jeffrey B. Cohen
                                    Title: Deputy General Counsel

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